UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2022

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (585) 678-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange
Class B Common Stock	STZ.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 14, 2022 (the “Effective Date”), (i) Constellation Brands, Inc. (the “Company”), CB International Finance S.à r.l., an indirect wholly owned subsidiary of the Company organized under the laws of Luxembourg (“CBIF” and together with the Company, the “Borrowers”), Bank of America, N.A., as administrative agent (the “Administrative Agent”) and certain other lenders (the “Credit Agreement Lenders”), entered into a Restatement Agreement (the “Restatement Agreement”) that amended and restated the Ninth Amended and Restated Credit Agreement dated as of March 26, 2020, by and among the Company, CBIF, the Administrative Agent and the other lenders thereto (the “Ninth Restated Credit Agreement” and as amended and restated by the Restatement Agreement, the “Tenth Restated Credit Agreement”) and (ii) the Company and Bank of America, N.A., as administrative agent and lender (the “Term Loan Lender”), entered into Amendment No. 2 to the Term Loan Agreement (the “Term Loan Amendment”) that amended the Amended and Restated Term Loan Credit Agreement, dated as of March 26, 2020, as amended by Amendment No. 1 to the Term Loan Agreement, dated as of June 10, 2021, by and among the Company and Bank of America, N.A., as administrative agent and lender (as amended by the Term Loan Amendment, the “Amended Term Loan Credit Agreement”).

Restatement Agreement

The principal changes to the Ninth Restated Credit Agreement effected by the Restatement Agreement are (i) the refinance and increase of the aggregate amount of commitments under the Ninth Restated Credit Agreement from $2 billion to $2.25 billion and extension of its maturity to April 14, 2027, (ii) the increase of the swingline sublimit from $50 million to $75 million, (iii) the replacement of LIBO rate benchmark provisions with benchmark provisions for the secured overnight financing rate (“SOFR”) administered by the Federal Reserve Bank of New York, (iv) the increase of permitted cash netting from up to $500 million to up to $750 million of cash and cash equivalents for purposes of calculating the Consolidated Net Leverage Ratio financial covenant of 4.00 to 1.00, or 4.50 with respect to the four fiscal quarters following a material acquisition, (v) consolidation of certain baskets for subsidiary indebtedness into the general indebtedness basket which will be increased from an aggregate amount not to exceed $250 million to an aggregate amount not to exceed 10% of Consolidated Tangible Assets, and (vi) consolidation of a certain basket for liens into the general liens basket which will be increased from an aggregate amount not to exceed $250 million to an aggregate amount not to exceed 7.5% of Consolidated Tangible Assets.

The Company unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Credit Agreement Lenders (i) the prompt and complete payment and performance of the indebtedness and other monetary obligations of CBIF under the Tenth Restated Credit Agreement and (ii) the hedge and cash management indebtedness and other monetary obligations of certain subsidiaries as described in the Tenth Restated Credit Agreement.

Certain of the Credit Agreement Lenders, the Administrative Agent and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, lending, underwriting and brokerage services, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. The Company and certain of its subsidiaries have, and may in the future, enter into derivative arrangements with certain of the Credit Agreement Lenders and their affiliates. In addition, one of the Credit Agreement Lenders is the trustee under an indenture for certain of the Company’s outstanding notes. Certain of the Credit Agreement Lenders or their affiliates and affiliates of the Administrative Agent are lenders under certain credit facilities to Sands family investment vehicles that, because of their relationship with members of the Sands family, are in some cases affiliates of the Company. Such credit facilities are secured by pledges of shares of class A common stock of the Company, class B common stock of the Company, or a combination thereof, and other credit support from certain members of the Sands family.

The foregoing description of the Restatement Agreement and Tenth Restated Credit Agreement is a summary and is qualified in its entirety by reference to the Restatement Agreement including the Tenth Restated Credit Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Term Loan Amendment

The principal changes to the Amended Term Loan Credit Agreement effected by the Term Loan Amendment are (i) the replacement of LIBO rate benchmark provisions with benchmark provisions for SOFR administered by the Federal Reserve Bank of New York, (ii) the increase of permitted cash netting from up to $500 million to up to $750 million of cash and cash equivalents for purposes of calculating the Consolidated Net Leverage Ratio financial covenant of 4.00 to 1.00, or 4.50 with respect to the four fiscal quarters following a material acquisition, (iii) consolidation of certain baskets for subsidiary indebtedness into the general indebtedness basket which will be increased from an aggregate amount not to exceed $250 million to an aggregate amount not to exceed 10% of Consolidated Tangible Assets, (iv) the increase of the basket for indebtedness permitted under the Tenth Restated Credit Agreement from $2 billion to $2.25 billion, and (v) consolidation of a certain basket for liens into the general liens basket which will be increased from an aggregate amount not to exceed $250 million to an aggregate amount not to exceed 7.5% of Consolidated Tangible Assets.

The Term Loan Lender and the Administrative Agent and its respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking, lending, underwriting and brokerage services, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. The Company and certain of its subsidiaries have, and may in the future, enter into derivative arrangements with certain of the Term Loan Lender and its affiliates. The Term Loan Lender and the Administrative Agent is a lender under certain credit facilities to Sands family investment vehicles that, because of their relationship with members of the Sands family, are in some cases affiliates of the Company. Such credit facilities are secured by pledges of shares of class A common stock of the Company, class B common stock of the Company, or a combination thereof, and other credit support from certain members of the Sands family.

The foregoing description of the Term Loan Amendment and the Amended Term Loan Credit Agreement is a summary and is qualified in its entirety by reference to the Term Loan Amendment including the Amended Term Loan Credit Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Borrowers entered into the Restatement Agreement and Tenth Restated Credit Agreement and the Company entered into the Term Loan Amendment and Amended Term Loan Credit Agreement on the Effective Date. See Item 1.01 which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

For the exhibits that are filed herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

Exhibit No.	Description

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Restatement Agreement, dated as of April 14, 2022, by and among the Company, CB International Finance S.à r.l., Bank of America, N.A., as Administrative Agent and the Lenders party thereto, including the Tenth Amended and Restated Credit Agreement dated as of April 14, 2022, by and among the Company, CB International Finance S.à r.l., Bank of America, N.A., as Administrative Agent and the Lenders party thereto (filed herewith). *

(4.2)	Amendment No. 2, dated as of April 14, 2022, to Amended and Restated Term Loan Credit Agreement, dated as of March 26, 2020, as amended by Amendment No. 1, dated as of June 10, 2021, by and among the Company and Bank of America, N.A., as Administrative Agent and Lender (filed herewith). *

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2022	CONSTELLATION BRANDS, INC.

	By:	/s/ Garth Hankinson
Garth Hankinson
Executive Vice President and Chief Financial Officer